Exhibit 99.2

WISH ANNOUNCES APPOINTMENT OF JACQUELINE RESES AS EXECUTIVE CHAIR

Company Strengthens Leadership with Former Square Executive

San Francisco, CA—May 12, 2021— ContextLogic Inc. (d/b/a “Wish”) (NASDAQ: WISH), today announced that the company has appointed veteran technology executive and current Wish board director Jacqueline Reses as Executive Chair. Wish Founder and CEO Piotr Szulczewski will continue to serve as Chief Executive Officer. Ms. Reses was most recently the Executive Chairperson of Square Financial Services LLC and Capital Lead at Square Inc. This new leadership structure, which separates the roles of chair and chief executive officer, will support the business in its next phase of global growth.

In this newly created role, Ms. Reses will remain on Wish’s Board of Directors as well as lead the company’s critical commercial functions including customer experience, brand communications, strategic partnerships and Wish’s organizational growth.

“Jackie has an incredible track record of driving commercial success while creating highly engaged, culture-driven work environments,” said Wish Founder and CEO Piotr Szulczewski. “We decided to split the chair and CEO roles to both strengthen our senior leadership as well as to accelerate our long-term growth strategies.”

Throughout her more than 25-year career, Ms. Reses has helped technology, ecommerce and high growth start-ups launch new products, markets and revenue streams. Prior to Square, Jackie was the Chief Development Officer at Yahoo where she ran partnerships, acquisitions and investments, significant corporate tax transactions, as well as human resources. She also served on the board of Alibaba Group where she helped steward the company’s transition from a private to public company. Ms. Reses began her career as a finance executive at Apax Partners, a global private equity firm and Goldman Sachs. She holds a B.S. in Economics with honors from the Wharton School of the University of Pennsylvania.

Currently, Ms. Reses serves on the board of directors of Pershing Square Tontine Holdings, Ltd. and Affirm Inc. She is also the Chair of the Economic Advisory Council of the Federal Reserve Bank of San Francisco.

“With a rapidly growing customer base in over 100 countries, Wish is at an important inflection point as we work to reimagine the future of ecommerce,” said Ms. Reses. “I am excited to partner with Piotr and the Wish team to deliver a broadening set of products and services to our passionate global community.”

About Wish

Founded in 2010 and headquartered in San Francisco, Wish is one of the largest and fastest growing global ecommerce platforms, connecting millions of value-conscious consumers in over 100 countries to more than half a million merchants around the world. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook, priorities, strategic direction, expectations regarding the new Executive Chair role, and growth opportunities. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), the Annual Report on Form 10-K filed with the SEC on March 25, 2021, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Relations:

Dennis Walsh, Wish

ir@wish.com

Media contacts:

Glenn Lehrman, Wish

press@wish.com